Exhibit 99.2
FINAL TRANSCRIPT
OPTC — Q4 2006 Optelecom—NKF Earnings
Conference Call
Event Date/Time: Feb. 28. 2007 / 10:00AM ET
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CORPORATE PARTICIPANTS
Ed Ludwig
Optelecom—NKF — CEO
Steve Tamburo
Optelecom—NKF — CFO
CONFERENCE CALL PARTICIPANTS
Rick Serafini
— Analyst
Russell Lass
— Analyst
Leonard Leapso
— Analyst
Phil Karboski
— Analyst
Richard Nesbitt
— Private Investor
PRESENTATION
Operator
Good day, ladies and gentlemen and welcome to the fourth-quarter 2006 Optelecom—NKF earnings conference call. My name is Lisa and I’ll be your coordinator for today. At this time, all participants are in listen-only mode. We will be facilitating a question-and-answer session towards the end of this conference. (OPERATOR INSTRUCTIONS). As a reminder, this conference is being recorded for replay purposes. I would now like to turn the presentation over to Mr. Ed Ludwig, Chief Executive Officer. Please proceed, sir.
Ed Ludwig — Optelecom—NKF — CEO
Thank you, Lisa. Good morning and welcome to Optelecom—NKF’s fourth-quarter and full-year 2006 earnings conference call. I am Ed Ludwig, Optelecom—NKF President and CEO. With me this morning is Steve Tamburo, our CFO. Steve, please review our Safe Harbor statement.
Steve Tamburo — Optelecom—NKF — CFO
Our earnings press release and teleconference contain forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements by myself, Ed Ludwig or other members of management relating to the current expectations, beliefs, assumptions, estimates and forecasts about the business of Optelecom—NKF, the industries and markets in which we operate and the Company’s expectations of future success in achieving its objectives. Any forward-looking statements in this teleconference are subject to a number of risks and uncertainties, including the strength of the overall economy and the high-technology market in particular, competition, product development efforts and acceptance of Optelecom—NKF’s current and future products. Actual results could differ materially from those projected in our forward-looking statements.
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Feb. 28. 2007 / 10:00AM, OPTC — Q4 2006 Optelecom—NKF Earnings Conference Call
More information about potential factors that could affect the Company can be found in its Form 10-K, Form 10-Q and other reports and statements filed by Optelecom—NKF with the Securities and Exchange Commission. Any information contained herein should be viewed in conjunction with our earnings press release and the accompanying financial tables.
Ed Ludwig — Optelecom—NKF — CEO
Thanks, Steve and thanks to everyone for joining us. I will begin this call with a review of the quarter’s activity and spend a few minutes looking back on 2006 and talk a little bit about the direction of our business. Steve will follow with a discussion of our financials and I will add some observations in closing, then we will open up the line for questions.
We’ve delivered solid sales and financial results in the fourth quarter as we continued to ramp up and roll out our Siqura, our cornerstone technology platform for building integrated IP network surveillance systems. Revenues and profits met our internal goals with sales setting a new all-time record during the quarter. Sales of optical fiber technology products remained level as expected — (technical difficulty) — with our goal of delivering profitable growth.
Revenue for the quarter was $10.8 million and we posted a profit for the quarter of $770,000 or $0.22 per diluted share. Gross margins for the fourth quarter were 63% as manufacturing costs remained in line with historic levels. For the full year, we reported record revenues of $39.5 million. Profits were $1.6 million or $0.43 per share. 2006 marked our fifth consecutive year of profitability, the longest such period in our 34-year history.
As many of you are aware, the second half of 2006 was stronger than the first half. We will continue to experience seasonality in our sales and revenue stream in 2007. The rapidly evolving nature of the markets we serve, software-intensive nature of our new technology, our strategy of utilizing a consultative and supportive sales process when competing for system solutions sales continue to shape and impact our business.
During the year, we announced some key additions to our Siqura IP video technology platform. On the hardware side, we introduced the iNVR [Compact]. This network video recorder processes MPEG-2 and MPEG-4 video streams directly from the network and is fully compatible with our Siqura platform.
We also brought to market the S-40 MPEG-4 video server. The space-saving unit combines an MPEG-4 video encoder with a buffer memory for prerecording of video and includes built-in video motion detection capabilities.
On the software side, the latest update of our Operator Office PC software was released. Operator Office allows users to simultaneously view and control up to nine live individual video streams at one time.
As you can see, we are making progress in bringing the complete Siqura solution set to market. But we feel we must accelerate the pace of deployment to match the rapid rate at which our customers and marketplace are embracing IP technology. I’ll talk a little more about that later, but first I would like Steve to review the financials and tell us a little bit more about what he has been working on.
Steve Tamburo — Optelecom—NKF — CFO
Thanks, Ed. —Optelecom—NKF made solid progress in the fourth quarter. We strengthened revenue and gross margins were strong.
Some of the highlights include revenue was up 8% year-over-year and on a sequential basis, revenue increased 7% from the third quarter. At $10.8 million, revenue reached an all-time high for the second consecutive quarter. Cost of goods sold increased to just under $4 million in the current quarter. This is a 9% increase year-over-year, but a decline of 2% compared to the third quarter of 2006.
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Feb. 28. 2007 / 10:00AM, OPTC — Q4 2006 Optelecom—NKF Earnings Conference Call
This resulted in gross profit of $6.9 million with a 63% gross margin for the current quarter compared to $6.4 million and a 64% margin for the same quarter last year. This is an improvement from the third quarter’s gross profit of $6.1 million with a margin of 60%.
On operating expenses, they were $6.1 million for the fourth quarter of 2006. This is an increase of $1.5 million compared to $4.6 million during the fourth quarter of 2005. The increase is the result of $450,000 of additional personnel and other costs in the sales and marketing functions as the Company added sales staff globally, revitalized our independent representatives network and paid additional commissions based on increased sales allowance.
We also had $1.1 million in general administrative cost increases, including the cost of expensing stock options for the first time in 2006 under the new accounting rules, additional incentive and compensation accruals in the fourth quarter, additional expenses related to Board compensation and additions to staff.
The result of the additional expenses was that even as revenue increased in the fourth quarter and gross margins continued exceed 60%, our income from operations declined to about $780,000 compared to $1.8 million in the fourth quarter of last year.
Included in income from operations are certain non-cash charges such as $180,000 for amortization of intangibles, approximately $200,000 in stock option expense and $150,000 in restricted stock expense.
Looking at the bottom line, our net income of $770,000 or $0.22 per share represented an improvement from the third quarter net income of approximately $400,000. However, the increase in expenses caused the Company’s bottom line to fall below last year’s net income of $1.3 million or $0.37 per share for the fourth quarter of 2005.
Now I will review some of our key financial metrics, including performance in the U.S. and European operations, sales of IP in fiber-optic products and sales in our primary market segments of traffic and security.
First, the results by geographic region. Revenue in our European-based operation was $6.3 million this quarter, up from $5.3 million in the third quarter of 2005. Gross margins in Europe were 65% in the current period compared to 67% in the fourth quarter of ‘05. Operating expenses in Europe increased in the quarter due to year-end charges from our U.S. operation to support the business. This led to a decline in overall operating profit from $1.3 million in the fourth quarter of last year to $200,000 in the fourth quarter 2006.
In the United States, revenue was $4.5 million this quarter, down 3% from $4.7 million in the fourth quarter of ‘05. Gross profit margins in the U.S. were stable at 61% compared to 60% in the prior period. The operating expenses in the U.S. declined slightly this quarter due to the year-end charges I just mentioned. This resulted in operating profit of $600,000 in the current quarter, approximating the $550,000 last year.
Now we will look at the business by product type. The transition from fiber-optic products to IP saw continued growth in our IP revenue. In the current quarter, our revenue consisted of 27% IP-related sales, which is well ahead of 14% in the fourth quarter of ‘05 and for the full year in 2006, our sales from IP-related products were approximately 21% of total sales.
And finally in reviewing our results for our key markets of traffic and security, Q4 2006 revenue and security was 60% of total sales, while revenue and traffic was 40% of total sales. In Q4 ‘05, revenue and security was 69% of total sales. Q4 ‘05 for security was 69% and traffic was 31% of total sales.
Now looking at our balance sheet. Total assets at December 31, 2006 were $46 million, an increase of $7 million from year-end 2005. The change is primarily from an increase in accounts receivable and inventory. These sales increased in the fourth quarter and the Company continued to provide additional in-stock items to meet the delivery needs of our customers.
Total liabilities at quarter-end were $28 million, comparable to the $27 million at year-end 05. Stockholders’ equity increased from $11.8 million at year-end ‘05 to $17.9 million at the current year-end, an increase of about $6 million. This $6 million increase
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Feb. 28. 2007 / 10:00AM, OPTC — Q4 2006 Optelecom—NKF Earnings Conference Call
is predominately from the current year’s net income and the exercise of stock options and purchase of shares by employees along with a foreign exchange gain between the euro and the U.S. dollar.
Finally, I would like to provide a brief update on a few of the initiatives I am working on. First, we continue to make progress on our timetable for financial reporting to the investment community. We were able to advance our quarterly conference call to the morning after our press release for the first time this quarter.
Second, we have completed an information technology systems review across the organization. The process of consolidating our management information and technology platforms on a global basis is now getting underway.
And third, we continue to review measures to ensure the operating expenses of our business in line with our strategic and operating plans. Our focus is on ensuring that our increased costs are aligned with supporting the increased sales efforts and the transition to becoming a global provider of IP products. With that, I will turn the call back to you, Ed.
Ed Ludwig — Optelecom—NKF — CEO
Thanks, Steve. Last year, about 2 million new surveillance cameras were brought online. Each unit adding hundreds of new hours of footage that need to be transmitted, organized, analyzed and archived. That translates into a great opportunity for companies making products that can do these jobs well.
The threat of terrorism heated up the market, but it is also the accelerating switch to digital technology that is opening up new possibilities. Digital surveillance cameras now outsell analog cameras and as digital video is combined with Internet protocol technologies, things can start to happen.
Traditionally, each security system has its own management software and alert system. Today, our secured technology helps customers configure, control, manage and monitor a variety of security systems, including access cards, biometric systems and video cameras from a single console.
Our customers increasingly expect the complete solution to their application problems from one source. Most of the capabilities that we have brought to the marketplace were generated and developed internally. However, it is not always possible or efficient for us to develop every element of a solution.
In some instances, it makes better sense to team up with or to acquire companies that have specific complementary technologies we can add to our productline. Whether we innovate technologies internally or add some products through partnerships or acquisition, we are working hard to stay ahead of the competition. Both the marketplace and the acceptance of IP technology should be fairly strong for the next few years. There is no question that this is a growing marketplace.
Our challenge is to make sure that we provide solutions that work well for the customer, solutions that are technologically advanced and have a high degree of reliability to them. Once a customer invests in our solution, we want to be positioned to continue to provide enhancements that will increase the capability of their system.
We are working to be able to provide more capability and have even more of a global reach than we have now. Looking ahead, we believe Optelecom—NKF can meet these challenges, but as I have said before and as our shareholders understand, our growth will not occur in a straight-line fashion since there is a strong component of seasonality to our revenue stream.
This may be accentuated as the size and revenue contribution of individual projects grow. We do expect the size of individual projects to be larger over time. The nature of our business, which has always been tied to the timing of projects over which we have little influence, will continue to follow that pattern. Our internal planning recognizes this factor. Most of our growth will be realized in the second half of the year.
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Feb. 28. 2007 / 10:00AM, OPTC — Q4 2006 Optelecom—NKF Earnings Conference Call
In addition to expanded technology offerings, we must also improve our penetration in the U.S. marketplace by both increasing the coverage of our sales force and by increasing market recognition of our Company as a source of complete IP video surveillance solutions. We have not yet achieved the potential we believe is available from the U.S. region. You will see us add resources to address this situation.
While we report and are measured on our business progress on a quarterly basis, we understand and believe that it is important to adopt and manage a more strategic longer-term plan. We’re working hard to become a leading global provider of network Internet protocol Ethernet video solutions. This past quarter and full year’s results are a step towards that goal.
In summary in the fourth quarter and for the full year, we grew profitably and continued to build a strong foundation for continued growth thanks to the efforts of our entire employee team.
With that, Steve, let’s open up the line for some questions.
QUESTIONS AND ANSWERS
Operator
(OPERATOR INSTRUCTIONS). Rick Serafini.
Rick Serafini — Analyst
Steve, I guess the first thing, could you tell us the total amount of non-cash, nonrecurring charges in the fourth quarter that were on the income statement?
Steve Tamburo — Optelecom—NKF — CFO
Sure, Rick. Let me go through some detail on the expenses. As we go through them, we can talk a little bit about whether they recur and whether they are cash charges.

First — the first group is our targeted efforts in the sales arena. As I said, that is about $450,000. We will expect that to continue and obviously that is a cash charge as we have ramped up the sales force both overseas and here in the U.S. and we may even continue to target more dollars there as Ed said, but we do have a number of folks in place in the fourth quarter of ‘06 that weren’t here in the fourth quarter of ‘05.
On the other charges, in particular as the general and administrative charge, an increase of about $1 million, that includes stock option expense that tends to run on average about $200,000 per quarter and that was the case in the fourth quarter. That is of course a non-cash charge, but obviously will recur.
We had $150,000 in restricted stock charges that will not recur and that is — for the most part, that is the result of Board compensation and our need to charge that as we go rather than our ability to amortize it over time, so that essentially represented small amounts for each quarter of 2006 that were taken in the fourth quarter.
On the bonus side, if you remember back in midyear, we were in a net loss position and missed our revenue targets in the second quarter, so there were no bonus accruals for the first half of the year. The strong revenue in the second half caused us to not only catch up, in some cases exceed our revenue targets and/or our profit targets or at least in the range of what we had, so there was another $200,000 or so of bonus accruals in the fourth quarter because of that and again there is a — the double
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Feb. 28. 2007 / 10:00AM, OPTC — Q4 2006 Optelecom—NKF Earnings Conference Call
impact of additional revenue combined with the lack of accruals earlier in the year as we did not have profits and did not meet our revenue targets.
We also had about $140,000, which while it will recur in small amounts, it is a retirement accrual. We have a new contract for our CEO as approved by the Board, which we announced in December and there is a retirement accrual related to that of about $140,000. That, for the most part, is a catch up. There will be small increments there going forward. And the last — if I group together certain items in terms of salary increases and benefit increases, medical, dental, the new executive position, which came on board I believe right around the end of last year, all of that is about $200,000. Some of that may recur. While that is a fairly lengthy explanation that I think takes you through the detail of the expense increases, Rick.
Rick Serafini — Analyst
So it sounds like there is somewhere between $500,000 to $700,000 that is nonrecurring really. Like the bonus accrual is ideally going to be there every quarter, not quite at this level, but — yes — so it’s about $500,000 to $700,000 that will not be there last quarter basically, right?
Steve Tamburo — Optelecom—NKF — CFO
I think — I haven’t tallied it up exactly in that range. I think that sounds right, but I will tell you what we are trying to do is look at what is nonrecurring here and obviously move that out. What needs to recur, some of it will be more level. For example, the stock option expense is new in ‘06, so that will be a level amount from ‘06 to ‘07 presumably and to begin to rein in these costs and focus our cost increases in the sales area and product development.
Rick Serafini — Analyst
Okay. On the sales front, IP sales were up over 100% year-over-year. That is Q4 versus Q4 last year. That is an impressive growth rate. What can you say about — do you expect to maintain that level of growth rate for IP sales?

Ed Ludwig — Optelecom—NKF — CEO
Well, Rick, this is Ed. I can comment a little bit on that. When you start with a small number, it is easy to make it 100%. But I would say it is going to be very strong. You people probably don’t recall, but a year and a half or so ago, we said that this was going to — we understood this was going to be an industry trend and I believe we essentially got it right. Fiber-optic sales would be flat as a percentage of revenue. That doesn’t mean they are not growing, okay? But most of the growth would come from IP and we expect it to be quite strong. Certainly in the U.S., we recognized there’s a great fiber-optic company in the [United States].
Our problem is to be recognized as a great provider of IP Ethernet video surveillance solutions and we have to gain more traction there. We simply haven’t done that yet, so I expect as we are successful there that the growth in IP will be very strong and the U.S. will make much more of a contribution.
Rick Serafini — Analyst
Okay. One last question. Ed, in a recent interview, you mentioned I guess a large oil facility in the Middle East that you are doing security for. Can you tell us about your history in that sector and give us some sense of what the market opportunity is going forward?
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Feb. 28. 2007 / 10:00AM, OPTC — Q4 2006 Optelecom—NKF Earnings Conference Call
Ed Ludwig — Optelecom—NKF — CEO
Well, that opportunity and a couple of others of actually a very similar application were developed by the guys over in Gouda, by our Netherlands guys and it is related to — I think it was recognition in the Mideast that terrorism — this isn’t only associated with the U.S. problem. Oil facilities are the lifeline of many of these countries and they understand that they have to do a better job of protection.
So the one that we announced is a very, very large one and there are others. What we are going to try to do is to replicate the way that sale happened at some similar type facilities in the U.S., okay? It is not only oilfields; it is chemical plants and things like that. There is a general problem like that.
Rick Serafini — Analyst
Can you give us a sense — like typical oil facility, what a dollar figure would be for a refinery or something like that?
Ed Ludwig — Optelecom—NKF — CEO
Obviously depends on the size and exactly what is going in there, but it is generally at least a half a mil and up. It just depends.
The exact amounts are somewhat sensitive, but they are not small things. They are spread out over very large areas. They need a lot of surveillance, so it requires a pretty massive installation.
I will also say it was something we didn’t particularly discuss, but another opportunity that we actually I would say captured if you are familiar in the Dubai with these islands and they’re — these man-made islands that they are building in Dubai, in particular there’s one that is pretty far along called Palm Jumeirah. We actually have our cameras installed there too.
So it is not only infrastructure facilities; it could be residential campuses, very large spread out areas that require a lot of surveillance area.
Rick Serafini — Analyst
Well, if I go vacation home shopping there, I will look for your cameras, Ed. Thanks.
Ed Ludwig — Optelecom—NKF — CEO
I have been there. I recommend it. It’s a beautiful place.

Operator
(OPERATOR INSTRUCTIONS). [Russell Lass].
Russell Lass — Analyst
I am sitting in for Walter Ramsley this morning. Walter couldn’t make the call. And the question regards your progress over the last year. You guys did a terrific job assimilating that NKF merger and were really knocking the cover off the ball through quarter one of this year and it looks like things have tailed off a little bit since then.
Digital video surveillance, the industry in general is growing at double digits and in the fourth quarter here, we had an 8% growth in revenues. Can you comment a little bit about how things have tailed off a little?
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Feb. 28. 2007 / 10:00AM, OPTC — Q4 2006 Optelecom—NKF Earnings Conference Call
Ed Ludwig — Optelecom—NKF — CEO
Well, I think it depends on how you — what the sales figures include. Currently, we do not offer cameras and a lot of the growth is in cameras. Depending on the type of installation, they tend to be lower margin sales, but there is a lot of them, okay, and so I think that the growth — it is double digit, but not necessarily in the productline we are currently offering, okay? That doesn’t mean that there is not a lot of opportunities there. That is certainly part of it. We have seen a lot of opportunities for quotations, okay, so I don’t think that the activity is tailing off, but I think that what you are seeing is that a good portion of the growth has been in cameras, not — maybe disproportionately.
Russell Lass — Analyst
Understood. Any guidance for next year and can you give us an idea on your backlog at the end of the year?
Ed Ludwig — Optelecom—NKF — CEO
Well, I can give you the guidance. We intend to still be here. I don’t mean to be facetious, but our marketplace is, on any given quarter, it is very project-based. We anticipate we are going to grow, okay? On backlog, Steve, do we have a number at the moment?
Steve Tamburo — Optelecom—NKF — CFO
We haven’t put out a number yet and didn’t include it obviously this morning. We tended to do so as we get into the SEC filing, so we will consider adding it then.
Ed Ludwig — Optelecom—NKF — CEO
But I would say — you must understand the nature of our business. We very seldom book orders that are going to be fulfilled over much more than a three or four-month period, okay? So you will never see a backlog that looks way out. It would be very unusual except in some government contracts for us to have an absolute statement of a purchase that is going to go out six or nine months. So it is a very dynamic thing. We are constantly on top of the sales funnel, constantly monitoring opportunities and the way that we try to gauge our business is to make that funnel grow as much as possible because a lot of these opportunities are relatively short term. Normally, you’d get an order and fulfill it within a three-month period.
Russell Lass — Analyst
Do you have a target for what mix you are looking for in the business, IP versus fiber? Is there a point where you think IP tops out?
Ed Ludwig — Optelecom—NKF — CEO
Well, I don’t know if it will top out and obviously we depend a lot on market studies, but the market studies show the transition to more IP continuing through at least 2009. There will always be a requirement for more of the traditional fiber-optic technology that we provided in the past, but more and more IP technology will predominate.

You really can’t look out more than a couple of years with any kind of accuracy and I think the best thing I can tell you there, as Rick asked before, we expect the IP growth to continue pretty strongly and the fiber technology will be growing, but as a percentage of our revenue, it will probably decrease a little bit because IP will become stronger.
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Feb. 28. 2007 / 10:00AM, OPTC — Q4 2006 Optelecom—NKF Earnings Conference Call
Steve Tamburo — Optelecom—NKF — CFO
Ed, if I could add, I think another important factor on the transition to IP is most of our IP sales today are in the European business.
The United States IP sales are relatively small and we are looking for larger percentage growth from that small base in the U.S. in 2007.
Russell Lass — Analyst
One last question. Do you have an idea roughly what your tax rate might be going forward?
Steve Tamburo — Optelecom—NKF — CFO
Let me address our tax rate. We have an unusual tax rate in the fourth quarter. I didn’t get into the nuances in what I said, but basically we had a $400,000 or $500,000 one-time pick-up related to the acquisition. Basically, the tax rate in the Netherlands is going down to I think it is 25.5% from a little over 29%. So we have a one-time pick-up in the fourth quarter.
Overall, if you take that tax rate at a little over 25% blended U.S. rate of 35%, that would allow you to get some approximation.
Unfortunately, as we stand today, the U.S. business had several quarters where it lost money this year and while it did pick up in the fourth quarter, the reality is it depends on the U.S. producing income or losses each quarter and it would cause us to have large swings in tax one way or another on a percentage basis.
So while each piece is relatively stable, when you put the two together, it just depends on where the profits occur. And not to add another layer of complexity, but we have accumulated some net operating losses, about $1.2 million in the U.S. So if we do incur additional losses in the U.S. in 2007, we will consider not adding to those net operating losses. So there is a lot of factors that will play into our tax rate and I am not trying to overcomplicate the answer, but unfortunately it has multiple facets to it.
Russell Lass — Analyst
Understood. Thank you.
Operator
(OPERATOR INSTRUCTIONS). [Leonard Leapso].
Leonard Leapso — Analyst
Looking at your statement, I see the interest charges have increased substantially, yet long-term debt is paid down. I see you have got a lot of credit there of — is that where it comes from and it’s a significant change and do you expect it to continue?
Steve Tamburo — Optelecom—NKF — CFO
We have really in total two components of debt. The first, which has a couple of parts, is the acquisition of NKF. Part of that was paid down, but part of that is still outstanding both in a senior bank loan, as well as in seller financing. So the seller financing is a balloon payment I believe in 2010. We are accruing for that along the way, so in the interim, it is a non-cash charge. The bank debt we are paying on time and continue to pay down and then the third part is the line of credit. I think at this time last year, we may not have had anything out on the line. At year-end, I think we have about $800,000, so that does add to it.
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Feb. 28. 2007 / 10:00AM, OPTC — Q4 2006 Optelecom—NKF Earnings Conference Call
And that is really just going to be driven by cash flow in the U.S. As we said, there were quarters in 2006 when the U.S. was not profitable and obviously the linked cash flow to that was not always positive. So it will depend on the movement of the U.S. business in ‘07 and we will also look at the cash in Europe and what our available uses for that whether we consider acquisitions or if it is available at some point to support the interest payments, some of which is being incurred on the U.S. books.
Leonard Leapso — Analyst
How big a line do you have?
Steve Tamburo — Optelecom—NKF — CFO
I think it is $5 million total.
Ed Ludwig — Optelecom—NKF — CEO
That’s right. For combined. That is for the corporate. It could be here or it could be overseas.
Operator
[Phil Karboski].
Phil Karboski — Analyst
Can you tell me how you calculated the foreign currency translation figure?
Steve Tamburo — Optelecom—NKF — CFO
Sure. Without getting into too much detail, it is basically not all of our European business is in the euro, but it is predominately euro-based. There is some business in the U.K. in the pound sterling. There is some in Asia, which is a U.S. dollar-based in our financials, but basically it is the euro business in the Netherlands and around Europe and we use the — as we are required to under GAAP, the income statement is translated essentially everyday or periodically throughout a quarter and throughout the year. So it is essentially the moving average difference between the euro and the U.S. dollar. If you look at it for the fourth quarter, what you would find is that there is probably about a 10 basis point pick-up in that exchange rate. So that translates in more revenue, but also more expense for the year.
Phil Karboski — Analyst
Okay. And the jump that you guys announced in China for the transportation network, when will you start recognizing revenue?
Steve Tamburo — Optelecom—NKF — CFO
We have already made some shipments on that and I think the bulk of it is going to occur in the next two quarters I believe.
Operator
[Richard Nesbitt].
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FINAL TRANSCRIPT
Feb. 28. 2007 / 10:00AM, OPTC — Q4 2006 Optelecom—NKF Earnings Conference Call
Richard Nesbitt — Private Investor
Congratulations again. It looks to me as I didn’t get the full report yet, so I haven’t had a chance to digest it all, but it looks to me like 2006 was a very, very pivotal year and going forward, 2007 looks like to me you have some things to really put together.
When you say the European market is very, very strong and the U. S. market hasn’t been that strong, it looks to me like maybe with that European operation, get some of the their pluses that they use and get them to help you over in this country and of course it is everybody working together.
But it seems like there was a lot of good things happening in 2006 and a lot of things that weren’t so good, so it just seems to me from what I hear and from what I can see that it was very, very pivotal and looks to me like this year is a year must be a solid year for you.
I don’t know what your first quarter is going to be, but if the fourth quarter was any indication with the growth then each quarter this year I see should be stronger and hopefully with Steve there you will get a rein in on a lot of these non-recurring expenses and some of the others and get everything in line and have a very, very good year.
Ed Ludwig — Optelecom—NKF — CEO
Well, I wish the pivot were sharp as you say and just related to 2006, it is — the marketplace is in transition and the technology is in transition, so you constantly come up against things that you have to deal with. I would not say that there is any sharp differentiation in terms of what we have to do and what we have to work on.
First of all, I was careful to say that business is very seasonal. It’s slower in the first half than the second half and I think 2006 was an indication of that. And secondly is that we are really working hard to get more traction in the U.S. on the IP side. Our colleagues in the Netherlands were a year or so ahead of us on that and we are really taking a lesson from them on some of the things they did in the way they got at the marketplace. We’re trying to apply that in the U.S. But it is an ongoing thing.
We are running a global company and there is a lot of coordination that happens on the product development side and the sales side. You just have to have a little patience and believe that your overall vision is accurate. And I would say that if you measure against what we said about the transition in the marketplace from traditional fiber-optic technology to IP technology, that I believe that that was an accurate assessment and that is the way we are running the Company, that that trend will continue.
There will be ups and downs, okay, but you have got to understand that is the direction we are headed.
Richard Nesbitt — Private Investor
Well, I have seen that since — I have been an investor for many, many years and since the new team has been put in place and as it continues to be strengthened, I have seen that happening and especially I have to give you a lot of credit. Yes, you have a great team there, but your leadership says a lot about that and as long as that continues and you continue to be the leader you have been, I think the Company will do well and I am aware of the seasonality of it, but as an investor, we know that the second — or third and fourth quarters are going to be the best, so that is what I think a potential investor has to look at. I’m not a potential investor anymore; I am an investor.
Ed Ludwig — Optelecom—NKF — CEO
Well, we both are.
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FINAL TRANSCRIPT
Feb. 28. 2007 / 10:00AM, OPTC — Q4 2006 —Optelecom—NKF Earnings Conference Call
Richard Nesbitt — Private Investor
Yes, I know. But a potential investor has to look at — and forget the first and second quarters. Although hopefully we see good growth there, but we do know the seasonality of the business falls into those two quarters.
Ed Ludwig — Optelecom—NKF — CEO
That’s right.
Richard Nesbitt — Private Investor
So with that, I don’t want to make any more comments. I want to digest once I get the report. I didn’t get the report yet. Once I get that and digest everything, but again I have to thank you and say I’m pleased with you.
Ed Ludwig — Optelecom—NKF — CEO
Okay. Thanks.
Operator

Russell Lass.
Russell Lass — Analyst
This is my first Optelecom call, so could you guys fill me in a little bit on the reasons for the seasonality in the business?
Ed Ludwig — Optelecom—NKF — CEO
Well, obviously we have our own opinion. My opinion is that it is partly based on funding cycles in the government entities, okay? Particularly in the U.S., you have the federal cycle that releases new budget dollars. In the beginning of October, it flows down into the state level.
There is also a seasonality related to weather in that our equipment is generally one of the last things that will go into an installation. So on the first quarter, particularly the demand could be low because nobody is installing this stuff and they don’t buy it way ahead of time; they buy it and they put it in. I would say that is really two of the things going on.
Something that could mitigate that on the U.S. side and obviously we talk about differentiate U.S. and Europe, but really Europe is selling to the rest of the world. So it doesn’t only include Europe; it includes the Mideast and it includes Asia and of course, the climate is actually different there. So there is a little bit of mitigating circumstances in terms of the construction cycle.
In the U.S., we have just added a regional sales manager for Latin America. Obviously their weather cycle is just the opposite of ours, so we would expect to some extent that may mitigate that a little bit as we get some traction there. Those are at least two things that I think are going on.
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FINAL TRANSCRIPT
Feb. 28. 2007 / 10:00AM, OPTC — Q4 2006 Optelecom—NKF Earnings Conference Call
Operator
There are no additional questions at this time. I would now like to turn the presentation back over to Mr. Ed Ludwig for closing remarks.
Ed Ludwig — Optelecom—NKF — CEO
Thanks, Lisa. Well, I think we had a pretty good year and obviously there is a lot of challenges in front of us. I hope that we’ve laid out for you what we consider to be the way forward and IP will continue to grow. We want to get additional traction in the U.S. I believe that you are going to see a lot of efforts related to that. We will run the Company to keep the costs in line with what is prudent, but we will continue to invest in sales and marketing and in product development. Those are both key things for us. So we will look forward to our next conference call for the first quarter in a few months. Thanks a lot and have a good day.
Operator
Thank you for your participation in today’s conference. This concludes the presentation. You may now disconnect. Good day.
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FINAL TRANSCRIPT
Feb. 28. 2007 / 10:00AM, OPTC — Q4 2006 Optelecom—NKF Earnings Conference Call